Exhibit 15.1

February 16, 2021

The Board of Directors and Stockholders of Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052

We are aware that our reports dated October 27, 2020, and January 26, 2021, on our review of interim financial information of Microsoft Corporation and subsidiaries (the “Company”) appearing in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, and December 31, 2020, respectively, are incorporated by reference in this Registration Statement

/s/ Deloitte & Touche LLP

Seattle, Washington